VIROLOGIX CORPORATION
                          666 Third Avenue, 30th Floor
                            New York, New York 10017

                                  May 14, 1997

By Fax (202-942-9527) and EDGAR

Andrew A. Gerber, Esq.
Mail Stop 7-7
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

     Re:  Registration Statement on Form SB-2
          Registration No. 333-16677

Dear Mr. Gerber:

     Pursuant to Rule 477(a) of the Securities Act of 1933, as amended, Virologix Corporation (the "Company") hereby withdraws the above-referenced Registration Statement. As you have discussed with our counsel, Jeffrey D. Abbey, Esq., the Underwriter has not been able to complete the offering. No securities included in the Registration Statement have been sold.

     Please be advised that the Company is also withdrawing its Request for Confidential Treatment for portions of documents filed as Exhibit 10(a) to the Registration Statement.

     Finally, the Company is also withdrawing its Form 8-A which was filed on March 24, 1997.

     If you have any questions, please do not hesitate to call the undersigned or our counsel, Jeffrey D. Abbey, Esq., (212) 986-2468.

                                  Very truly yours,

                                  VIROLOGIX CORPORATION

                                  By:  /s/ Peter V. Golikov
                                       -----------------------------------------
                                       Peter V. Golikov, President

                                  By:  /s/ Judson A. Cooper
                                       -----------------------------------------
                                       Judson A. Cooper, Chief Financial Officer